REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October 8, 1998 by and among InaCom Corp., a Delaware corporation (the "Company"), Warburg, Pincus Capital Company, L.P. ("Stockholder") and William Y. Tauscher ("Tauscher").

                                    RECITALS

     The Stockholder and Tauscher may acquire shares of common stock of the Company pursuant to a certain Agreement and Plan of Merger dated October 8, 1998 by and between the Company and Vanstar Corporation (the "Merger Agreement").

     The parties desire to provide for certain registration rights with respect to such shares of common stock.

                                    AGREEMENT

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     Common Stock: Common stock $.10 par value, of the Company

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Prospectus: The prospectus included in the Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     Registration Statement: Any registration statement of the Company which covers resales of the Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC: The Securities and Exchange Commission.


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     Securities  Act: The Securities Act of 1933, as amended,  and the rules and regulations promulgated by the SEC thereunder.

     Shares: (i) shares of Common Stock acquired by the Stockholder pursuant to the Merger Agreement and (ii) securities of the Company issued or issuable with respect to the shares referred to in (i) received by the Stockholder by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     Tauscher Shares: shares of Common Stock acquired by Tauscher pursuant to the Merger Agreement.

     2. Registration.

     2.1 Request for Demand Registration. If the Company shall receive from the Stockholder at any time, a written request (with a copy delivered by the Company to Tauscher) that the Company file a registration statement ("Registration Statement") to effect any registration with respect to all or a part of the Shares in an underwritten public offering of the Shares, the Company will:

                           (A) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Shares; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.1(A):

                                    (1) In any particular  jurisdiction in which
         the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                                    (2) After the Company has  effected  two (2)
         such registrations pursuant to this Section 2.1 (A) and such registrations have been declared or ordered effective and the sales of all such Shares shall have closed;

                                    (3)  If   the   Shares   requested   by  the
         Stockholder to be registered pursuant to such request are less than 18% of the Shares acquired by the Stockholder pursuant to the Merger Agreement;

                                    (4) Prior to the later of (i) the date which
         is three  months  following  the date of the closing of the Merger,  or
         (ii) the date on which the Company has published (within the meaning of Accounting Series Release No. 135, as amended,

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         of the SEC)  financial  results  covering  at least 30 days of combined operations of the Company and Vanstar Corporation.

                                    (5) More  than  once  during  (i) the  first
         twelve months following the date of the closing of the Merger, or (ii) the second twelve months following the date of the closing of the Merger;

                                    (6)  If the  Company  shall  furnish  to the
         Stockholder a certificate signed by the Chief Executive Officer of the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be significantly detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than four months after receipt of the request of the Stockholder; provided, however, that the Company may not exercise this right more than once in any six-month period; or

                                    (7) If at  the  time  of  the  Stockholder's
         request, the Company is engaged, or has fixed plans to engage within 60 days of the time of such request, in an underwritten public offering of securities of the Company, if the underwriter advises the Company that the registration of the Shares for resale pursuant to this Agreement would interfere with the successful marketing (including pricing) of the securities of the Company proposed to be sold in such underwritten offering.

                  The  Registration  Statement  filed pursuant to the request of
the   Stockholder  may  include  the  Tauscher  Shares  if  Tauscher  elects  to participate as provided in Section 2.2 below.

                  The Company may elect to use Form S-3, if available to the Company, to satisfy the registration pursuant to this Section 2.1 if the managing underwriter of the offering does not believe that the use of such form will impair the pricing or marketing of the securities to be underwritten.

                  2.2 Tauscher Participation. Tauscher may elect to include no less than 50% of the Tauscher Shares in an underwritten offering of the Shares provided under Section 2.1 above by delivering written notice to the Company and Stockholder no later than three business days following delivery of the written request by Stockholder to the Company.

                  The Tauscher Shares may only be included in the underwriting to the extent the holder or holders thereof accept the further applicable provisions of this Section 2.2. Notwithstanding any other provision of this
Section 2.2, if the underwriter advises the Stockholder in writing that marketing factors require a limitation on the number of shares to be underwritten, the Shares and the Tauscher Shares shall be excluded on a pro rata basis from the registration to the extent so required by such limitation.

                  2.3 Piggyback Registration. If the Company at any time proposes to register Common Stock under the Securities Act either for its own account or for the account of other stockholders, other than (A) a registration relating solely to employee benefit plans, (B) a

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registration  relating  solely  to a  Commission  Rule  145  transaction,  (C) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Shares, or (D) a "shelf" registration statement pursuant to Rule 415 under the Securities Act that is filed in accordance with agreements entered into by the Company with other holders of its equity securities in connection with the Company's acquisition (by any manner) of any business or any corporation, partnership, association or other business organization or division thereof, it shall promptly give written notice to the Stockholder and Tauscher of its intention and, upon the written request of the Stockholder and/or Tauscher, given within 15 days after delivery of any such notice by the Company to include in such registration Shares or Tauscher Shares (which requests shall specify the number of Shares and Tauscher Shares, respectively, proposed to be included in such registration), the Company shall use its best efforts to cause all such Shares and/or Tauscher Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, the Company may exclude from registration some or all of the Shares and Tauscher Shares to the extent the managing underwriter advises the Company that the inclusion of all of the shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Common Stock proposed to be registered by the Company. The Company shall so advise Stockholder and Tauscher of such exclusion of shares and the number of Shares and Tauscher Shares proposed to be included in such registration shall be allocated in the following manner: the Common Stock held by officers and directors shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of Shares and Tauscher Shares is still required, the number of shares that may be included in the registration and underwriting by the Stockholder, Tauscher and other stockholders shall be reduced on a pro rata basis, (other than securities held by other stockholders who by contractual right demanded such registration).

                  2.4 Shelf Registration. If the Company shall receive a written request from the Stockholder for the Company to file a registration statement (the Company may elect to use Form S-3, if available to the Company) for a shelf registration with respect to a distribution of Shares by the Stockholder to its limited partners and general partner and resales of the Shares by such limited partners and general partner pursuant to Rule 415 of the Securities Act, then the Company shall take reasonable actions to effect one such registration, as soon as practicable, subject to the reasonable cooperation of the Stockholder, and its limited partners and general partner. The effectiveness of such registration statement, if filed, shall be maintained until the first anniversary of the closing of the Merger. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this
Section 2.4:

                           (1) In  any  particular  jurisdiction  in  which  the
                  Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; and

                           (2) Prior to the later of (i) the date which is three
                  months  following  the date of the closing of the  Merger,  or
                  (ii) the date on which the Company has

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                  published (within the meaning of Accounting Series Release No.
                  135, as amended, of the SEC) financial results covering at least 30 days of combined operations of the Company and Vanstar Corporation.

                  2.5 Expiration. The Stockholder's registration rights under Sections 2.1 and 2.3 and Tauscher's registration rights under Sections 2.2 and
2.3 shall expire if, in the opinion of counsel to the Company, all of the Shares may be sold by the Stockholder under Rule 144 (without giving effect to the provisions of 144(k)) during any 90-day period.

                  3. Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of the Shares, the Company shall:

                           (a)  Before  filing  the  Registration  Statement  or
Prospectus pursuant to Section 2.1 or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the Stockholder and Tauscher (if he has elected to participate pursuant to Section 2.2) and their respective counsel, copies of all such documents proposed to be filed, which documents will be subject to the review of the Stockholder and Tauscher (if he has elected to participate pursuant to Section 2.2) and their respective counsel, and the Company shall not file the Registration Statement to which the Stockholder and Tauscher (if he has elected to participate in the offering) and their respective counsel shall reasonably object in writing within two full Business Days. The underwriter who will administer any underwritten offering of the Shares (and if included, the Tauscher Shares) shall be selected by InaCom, and for registrations pursuant to Section 2.1 and 2.4, shall be subject to the consent of the Stockholder (which shall not be unreasonably withheld).

                           (b) Use its best efforts to prepare and file with the
SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of the Shares during the applicable period.

                           (c) Notify the Stockholder  (and Tauscher,  if he has
elected to participate pursuant to Section 2.2) (i) when the Prospectus or the Registration Statement has been filed with the SEC, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or

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the initiation or  threatening  of any  proceeding for such purpose,  (v) of the existence of any fact or happening of any event which makes any statement of a material fact in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's determination that a post-effective amendment to the Registration Statement would be appropriate.

                           (d)  Make  every  reasonable  effort  to  obtain  the
withdrawal of any order suspending the effectiveness of the Registration Statement , or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, as promptly as practicable.

                           (e) Furnish to the  Stockholder  and its counsel (and
Tauscher and his counsel, if he has elected to participate pursuant to Section 2.2), without charge, and when filed one conformed copy each of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing by the Stockholder or Tauscher).

                           (f) Deliver to the Stockholder  and underwriter  (and
Tauscher, if he has elected to participate in the underwritten offering), without charge, as many copies of the Prospectus (including a preliminary prospectus, if any) and any amendment or supplement thereto as reasonably requested; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by the Stockholder and the underwriter in connection with the offering and sale of the Shares in the manner described in the Prospectus.

                           (g)  Prior to any  public  offering  of Shares or the
Tauscher Shares, use its best efforts to register or qualify or cooperate with the Stockholder in connection with the registration or qualification (or exemption from such registration or qualification) of the Shares and the Tauscher Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Stockholder (or Tauscher if he elects to participate pursuant to Section 2.2) or the underwriter reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition of the Shares in such jurisdictions, provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.


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                           (h) Use its best  efforts  to cause the  Shares to be
registered with or approved by such other governmental agencies or authorities within the United States, as may be necessary to enable the Stockholder and Tauscher to consummate the disposition of the Shares, subject to the proviso contained in (g) above.

                           (i) Immediately upon the existence of any fact or the
occurrence of any event as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly prepare and file a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Shares and Tauscher Shares being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, use its best efforts to cause it to become effective as soon as practicable.

                           (j) Enter  into an  underwriting  agreement  in form,
scope and substance as is customary in underwritten offerings and take all such other actions in connection therewith (including, those reasonably requested by the underwriter) in order to expedite or facilitate the disposition of the Shares and Tauscher Shares and in such connection, (i) make such representations and warranties, subject to the Company's ability to do so, to the Stockholder (and Tauscher if he elects to participate pursuant to Section 2.2) and the underwriter with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use its best efforts to obtain the opinion of counsel to the Company, which counsel and opinions (in form, scope and substance) shall be addressed to the underwriter covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriter; (iii) use its best efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriter, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Stockholder (and Tauscher if he elects to participate pursuant to Section 2.2) and the underwriter to evidence the continued validity of the

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representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company.

                           (k) If requested in connection  with a disposition of
Shares or the Tauscher Shares pursuant to the Registration Statement, make available for inspection by the Stockholder (and Tauscher if he elects to participate pursuant to Section 2.2) and the underwriter and any attorney or accountant retained by the Stockholder (and Tauscher if he elects to participate pursuant to Section 2.2) or underwriter, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the executive officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such disposition; subject to reasonable assurances by each such person that such information will only be used in connection with matters relating to the Registration Statement.

                           (l) Comply with all applicable  rules and regulations
of the SEC and make generally available to its security holders earning statements (which need not be audited) satisfying the provisions of Section
11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                           (m) Cooperate with the  Stockholder  (and Tauscher if
he elects to participate pursuant to Section 2.2) to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations and registered in such names as the Stockholder may request.

                  4.       Stockholder's and Tauscher's Obligations.

                  4.1 Stockholder Information. The Stockholder agrees to promptly after the Company's reasonable request, furnish such information regarding the Stockholder and the distribution of the Shares as may be required to be included in the Registration Statement or the Prospectus as the Company may reasonably request. The Stockholder further agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company not misleading. Any sale of any Shares by the Stockholder shall constitute a representation and warranty by the Stockholder that the information relating to the Stockholder and its plan of distribution is as set forth in the Prospectus delivered by the Stockholder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to the Stockholder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to the Stockholder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.


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                  4.2 Tauscher  Information.  Tauscher  agrees,  if he elects to participate in the underwritten public offering of the Shares, to promptly after the Company's reasonable request, furnish such information regarding Tauscher and the distribution of the Tauscher Shares as may be required to be included in the Registration Statement or the Prospectus as the Company may reasonably request. Tauscher further agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company not misleading. Any sale of the Tauscher Shares by Tauscher shall constitute a representation and warranty by Tauscher that the information relating to Tauscher and the plan of distribution as it relates to the Tauscher Shares is as set forth in the Prospectus delivered by Tauscher in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to Tauscher or the plan of distribution as it relates to the Tauscher Shares and that such Prospectus does not as of the time of such sale omit to state any material fact relating to Tauscher or it plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

                  4.3 Holdback. If the Company at any time shall register securities for sale to the public in an underwritten offering, upon written notice by the Company and the underwriter (and provided that the Company's directors and executive officers are also subject to the following hold back), the Stockholder shall not sell publicly, make any short sale of, grant any option to the purchase of, or otherwise dispose publicly of, any Shares without the prior written consent of the Company (which consent shall not be unreasonably withheld) for a period designated by the Company in writing to the Stockholder, which period shall not begin more than ten days prior to the effectiveness of the Registration Statement pursuant to which such underwritten public offering shall be made and shall not last more than 120 days after the effective date of such Registration Statement. The Stockholder agrees not to distribute Shares to the general partner, unless such general partner agrees to be bound by this provision provided, that if the holdback is requested by the Company during any time the shelf Registration Statement is effective pursuant to Section 2.4, the effectiveness of such Registration Statement with respect to the general partner shall be maintained beyond the first anniversary of the Merger by the length of time of the holdback.

                  4.4 Stockholder/Tauscher. Notwithstanding anything herein, (i) Tauscher shall not be responsible for, and his rights hereunder shall not be affected by, the performance or nonperformance of Stockholder's obligations hereunder and (ii) Stockholder shall not be responsible for, and Stockholder's rights hereunder shall not be affected by, the performance or nonperformance of Tauscher's obligations hereunder.

                  5. Registration Expenses. All fees and expenses incident to or incurred by the Company's in performance of or compliance with this Agreement shall be borne by the Company whether or not the Registration Statement becomes effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with federal securities or Blue Sky laws), (ii) printing expenses,
(iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in
Section 3(j)(iii) hereof (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance) and (v) fees and expenses for counsel to the Stockholder in a amount not to exceed $10,000. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 5, the Stockholder and Tauscher shall pay all of their respective underwriting discounts, concessions and commissions with respect to the Shares or Tauscher Shares, and, to the extent not provided for in this Section 5, fees and expenses of their counsel.

                  6.       Indemnification.

                           (a)  Indemnification by the Company.  (i) The Company
shall indemnify and hold harmless the Stockholder, its directors, officers, employees, agents or affiliates and each person, if any, who controls the Stockholder (within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act) if he elects to participate in the underwritten offering of the Shares, from and against all losses, liabilities, claims, damages (or actions or proceedings whether commenced or threatened) and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon the information relating to the Stockholder furnished to the Company in writing by the Stockholder expressly for use therein; provided, that the Company shall not be liable to the Stockholder (or any person controlling the Stockholder) to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either
(A)(i) subject to the Company's compliance with Section 3(f) hereof, the Stockholder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by the Stockholder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B)(x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, the Stockholder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of the Shares to the person asserting the claim from which such Losses arise. The Company shall also indemnify the underwriter and each person who controls such person (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent and with the same limitations as provided above with respect to the indemnification of the Stockholder.

                           (ii) The Company  shall  indemnify  and hold harmless
Tauscher, if he elects pursuant to Section 2.2 to participate in the underwritten public offering, from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon the information relating to Tauscher furnished to the Company in writing by Tauscher expressly for use therein; provided, that the Company shall not be liable to Tauscher to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)(i) subject to the Compliance with
Section 3(f) hereof, Tauscher failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by Tauscher to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B)(x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, Tauscher thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of the Shares to the person asserting the claim from which such Losses arise. The Company shall also indemnify the underwriter and each person who controls such person (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent and with the same limitations as provided above with respect to the indemnification of Tauscher.

                           (b)  Indemnification by the Stockholder and Tauscher.
(i) The Stockholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to the Stockholder so furnished in writing by the Stockholder to the Company expressly for use in such Registration Statement or Prospectus of preliminary prospectus.

                           (ii)  Tauscher  agrees to indemnify and hold harmless
the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to Tauscher so furnished in writing by Tauscher to the Company expressly for use in such Registration Statement or Prospectus of preliminary prospectus.

                           (c) Conduct of Indemnification  Proceedings.  In case
any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one firm (in addition to any local counsel) for the Stockholder, Tauscher and all persons, if any, who control the Stockholder or Tauscher within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the fees and expenses of more than one firm (in addition to any local counsel) for the Company, its directors, its officers who sign a Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                           (d)  If the  indemnification  provided  for  in  this
Section 6(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (e) The foregoing  indemnity agreement of the parties
is subject to the condition that, insofar as they relate to any loss, claim liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus or file with the Commission at the time the Registration Statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Stockholder or Tauscher if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  7.       Rule 144 Reporting.

                  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                  (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), at all times;

                  (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (iii) so long as the Stockholder owns any Shares, furnish to the Stockholder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Stockholder to sell any such securities without registration.

                  8.       Miscellaneous.

                           (a) No Conflicting  Agreements.  The Company has not,
as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which conflicts with the rights granted to the Stockholder of Shares in this Agreement. The Company represents and warrants that the rights granted to the Stockholder hereunder do not in any way conflict with the rights granted to the stockholders of the Company's securities under any other agreements.

                           (b)  Amendments  and Waivers.  The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by written consent of the parties.

                           (c)  Notices.  All notices  and other  communications
provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:


                               (a)     if to the Stockholder, to:

                                       Warburg, Pincus Capital Company, L.P.
                                       466 Lexington Avenue
                                       New York, NY  10017
                                       Attention:  William Janeway
                                       and Stewart Gross
                                       Fax No: 212-878-9200

                                       with a copy to:

                                       Willkie Farr & Gallagher
                                       787 Seventh Avenue
                                       New York, NY  10019-6099
                                       Attention:  Jack H. Nusbaum, Esq.
                                       Fax No: 212-728-8111

                               (b)     if to Tauscher, to:

                                       William Y. Tauscher
                                       c/o Vanstar Corporation
                                       1100 Abernathy Road
                                       Building 500, Suite 1200
                                       Atlanta, Georgia 30328
                                       Fax:  (770) 522-4587

                                       with a copy to:

                                       Arter & Hadden, LLP
                                       1717 Main Street, Suite 4100
                                       Dallas, Texas 75201-4605
                                       Attention:  Stan Huller
                                       Fax:  (214) 741-7139

                                    (c)     if to the Company, to:

                                            InaCom Corp.
                                            10810 Farnam Drive
                                            Omaha, NE  68154
                                            Attention: Chief Financial Officer
                                            Telecopy No.: (402) 758-3619

                                            with a copy to:

                                            McGrath, North, Mullin & Kratz, P.C.
                                            1400 One Central Park Plaza
                                            Omaha, NE  68102
                                            Attention:  David L. Hefflinger
                                            Telecopy No.:  (402) 341-0216


or to such other address as such person may have furnished to the other persons identified in this Section 8(d) in writing in accordance herewith.

                           (d)  Successors  and Assigns.  This  Agreement  shall
inure to the benefit of and be binding upon the successors and assigns of each of the parties, provided, that the Stockholder may not assign its registration rights hereunder without the written consent of the Company which consent cannot be unreasonably withheld.

                           (e)  Counterparts.  This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                           (f) Headings.  The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (g) Governing Law. THIS  AGREEMENT  SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                           (h) Severability. If any term, provision, covenant or
restriction  of  this  Agreement  is  held  to  be  invalid,  illegal,  void  or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

                           (i) Entire  Agreement.  This Agreement is intended by
the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company to the Stockholder. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

                           (j) Further  Assurances.  Each of the parties  hereto
shall use all best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                              INACOM CORP.


                                               /s/ Bill L. Fairfield
                                       By:
                                              Name:   Bill L. Fairfield
                                              Title:  President and Chief
                                                      Executive Officer


Accepted as of the date first above written:

WARBURG, PINCUS CAPITAL COMPANY, L.P.

By:   Warburg, Pincus & Co.,
      its general partner

    /s/ S. Gross
By:____________________________
      General Partner





Accepted as of the date first above written:

/s/ William Y. Tauscher
___________________________________
 William Y. Tauscher

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